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                                                                    Exhibit 23.2



                          INDEPENDENT AUDITORS' CONSENT



Best Buy Co., Inc.
Minneapolis, Minnesota

We consent to the incorporation by reference in the Registration Statement of Best Buy Co., Inc. on Form S-8 of our report dated April 13, 1994 on the financial statements for the year ended February 26, 1994, appearing in the Annual Report on Form 10-K of Best Buy Co., Inc. for the year ended March 2, 1996. Such report expresses an unqualified opinion and includes an explanatory paragraph regarding a change in the accounting method for income taxes during the year ended February 26, 1994.


Deloitte & Touche LLP
Minneapolis, Minnesota
May 28, 1996